EXHIBIT 10.63

                              EMPLOYMENT AGREEMENT


     AGREEMENT dated as of the 1st day of February, 2003 between Global Gold Corporation, a Delaware corporation (the "Corporation"), and Van Z. Krikorian, an individual residing at 5 Frederick Court, Harrison, New York 10528 (the "Employee") (the "Agreement").

                              W I T N E S S E T H :


     WHEREAS, the Corporation needs the active service of the Employee in light of the Corporation's renewed efforts to obtain and exploit gold mining projects;

     WHEREAS, the Corporation and the Employee desire to enter into an employment agreement on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the parties hereto agree as follows:



     1. DUTIES.

     (a) The Corporation hereby employs the Employee, and the Employee hereby accepts and agrees to such employment, as Vice President and General Counsel and, in such capacity, to be responsible for negotiation of contracts, acquisition of properties in foreign countries, review of legal work and participation in governmental relations. The Employee shall, subject to the supervision and control of the Board of Directors of the Corporation, perform such executive duties and exercise such supervisory powers over and with regard to the business of the Corporation and its present and future subsidiaries, consistent with such position, and such additional duties as specified in the Corporation's By-Laws or as may be assigned to him from time to time by the Board of Directors of the Corporation.

     (b) The Employee agrees to devote 60% of his available business time to the performance of his duties hereunder, or 1,200 hours per each 12-month period. The Employee may provide services to other organizations, on a compensation or pro bono basis, provided that such services do not constitute more than 40% of his available business time.

     2. TERM. The term of this Agreement shall be for a period of three years and one month commencing on June 1, 2003 (or such other date as mutually agreed by the parties) and ending on June 30, 2006, and shall be automatically renewed for consecutive one-year periods thereafter unless (a) terminated by the Employee on 120 days written notice prior to the expiration of the initial term hereof, (b) terminated by either party on 120 days written notice prior to the expiration of the fourth year hereof or any year thereafter or (c) sooner terminated as otherwise provided herein.

     3. COMPENSATION.

     (a) Base Compensation. In consideration for the services rendered by the Employee under this Agreement, the Corporation shall transfer and deliver to the Employee as base compensation for the term of this Agreement a total of 900,000 shares of its common stock pursuant to the terms of the Restricted Stock Award attached hereto as Exhibit A, which have a fair market value of $0.05 per share as determined by the Corporation as of the date hereof (the "Restricted Stock Award"). In addition to the foregoing, the Corporation shall pay to the Employee, as base compensation, the sum of $100,000 for each 12-month period commencing on and after June 1, 2003 during the term of this Agreement, payable in equal monthly installments of $8,333.33 on the 15th day of each month, provided that the Corporation shall not be required to make such payment if the Corporation lacks the financial resources or adequate cash flow to do so, as determined by the Board of Directors of the Corporation pursuant to a unanimous written consent. If such sum of $100,000 or portion thereof is not paid when due, such sum in question shall accrue without interest, but any sum accrued during the 12-month period ended June 30, 2004 shall become due and payable on June 30, 2005, and any sum due accrued during the period ended June 30, 2005 or June 30, 2006 shall become due and payable on June 30, 2006.

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     (b)  Bonus  Compensation.  In addition to the foregoing  compensation,  the
          Employee shall be entitled to receive annual bonus compensation ("Annual Bonus") in an amount determined in accordance with any bonus plan approved by the Board of Directors, or any committee thereof duly authorized by the Board to make such determination, based upon
          qualitative  and  quantitative   goals  determined  by  the  Board  of
          Directors, or such committee thereof, in its sole discretion, as the case may be. Any Annual Bonus shall be subject to all applicable tax withholdings.



     (c) In the event that the Employee voluntarily elects not to work 60% for the Corporation as contemplated hereunder, both his base compensation, and bonus compensation, if any, to which he would otherwise have been entitled, set forth in Section 3(a) and (b) shall be reduced to the amount computed by multiplying such base compensation and bonus entitlement by the ratio of the number of hours worked during such 12-month period to 1,200 hours.

     (d)  Change of Control.



          (i) If during the term of this Agreement, there shall occur a Change of Control of the Corporation (as defined herein), the Employee may terminate his employment hereunder at any time during the term of this Agreement, in which case he shall be entitled to receive a payment equal to 2.95 times the Employee's average annual compensation paid by the Company within the meaning of
               Section 280(G)(d)(1) of the Internal Revenue Code of 1986, as amended, during the four-year period (or, if he has worked less than four years hereunder, such shorter period) immediately preceding the date of his termination of employment (the "Severance Payment"), provided, however, that such Severance Payment shall be reduced if and only to the extent necessary to avoid the imposition of an excise tax on such Severance Payment under Section 4999 of the Internal Revenue Code of 1986, as amended. The Severance Payment shall be payable to Employee within 30 days after the occurrence of a Change of Control.

          (ii) (A) For purposes hereof, the term "Change of Control" shall mean an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement distributed by the Corporation pursuant to
               Section 14 of the Securities  Exchange Act of 1934 in response to
               Item 6(e) of Schedule 14A promulgated thereunder, or any substitute provision which may hereafter be promulgated thereunder or otherwise adopted.

               (B) (1) Notwithstanding anything contained in this Section 3(d) to the contrary, a "Change of Control" shall be deemed to occur upon

          (a) (i) the sale of all or substantially all of the Corporation's assets or (y) a merger (including a merger in which the Corporation is the surviving corporation) or consolidation of the Corporation with one or more corporations or entities, as a result of which in each such case the Corporation's voting securities outstanding immediately before such sale, merger or consolidation represent less than 50% of the combined voting power of voting securities of the Corporation or the surviving entity outstanding immediately after such sale, merger or consolidation; or


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               (ii) any  "person",  as such  term is used in  Section  13(d) and
               14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or persons acting in concert (other than Drury J. Gallagher, Robert A. Garrison, Van Z. Krikorian or any of their affiliates) become the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of the Corporation's securities representing more than 50% of the combined voting power of the Corporation's then outstanding securities, pursuant to a plan of such person or persons to acquire such a controlling interest in the Company, whether pursuant to a merger (including a merger in
               which  the   Corporation  is  the  surviving   corporation),   an
               acquisition of securities or otherwise, except that this Section 3(d)(ii)(B)(1)(a)(ii) shall not apply to any person who provides financing to the Corporation or any of their affiliates, pursuant to a private placement transaction or otherwise; and


          (b) a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Corporation's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such transaction.

     4. WORKING FACILITIES. The Corporation shall not be required to provide an office for the Employee for the performance of his services hereunder, but will provide such other facilities and services commensurate with his position as Vice President and General Counsel of the Corporation, as are reasonably necessary for the performance of his duties hereunder, as determined by the Board of Directors of the Corporation.

     5. REIMBURSEMENT OF BUSINESS EXPENSES. The Employee is authorized to incur reasonable expenses in connection with the conduct of the Corporation's business, including, without limitation, expenses for the Employee's travel, lodging and business entertainment in accordance with the Corporation's customary practice and subject to the general limitations thereof set forth in the annual or more frequent budgets adopted by the Corporation from time to time. The Corporation will promptly reimburse the Employee for such expenses upon the presentation by the Employee, from time to time, of an itemized account of such expenditures together with vouchers or receipts in substantiation thereof.

     6. BENEFITS. During the term of this Agreement, any benefits made available to officers or employees of the Corporation under any pension plan, profit sharing plan, employee stock purchase plan, stock bonus plan, incentive stock option plan, stock appreciation plan, deferred compensation plan, insurance plan, health plan, welfare plan, long-term disability plan or otherwise shall be made available to the Employee, taking into account the Employee's level of compensation, past services, scope of responsibility and such other factors as are customarily used to evaluate executive performance and compensation under such plans.

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     7.  VACATIONS.  The Employee shall be entitled each year during the term of this Agreement to a vacation period of four weeks during which period all compensation, benefits, and other rights to which the Employee is entitled hereunder shall be provided in full. Such vacation may be taken, in the Employee's discretion, at such time or times as are not inconsistent with the reasonable business needs of the Corporation. During the term of this Agreement, the vacation time provided for herein shall not be cumulative to the extent not taken by the Employee during a given year. In the event that the vacation time provided hereunder has not been taken during the 12-month period prior to the termination or expiration of this Agreement for any reason other than those set forth in Section 8(a) hereof, the Corporation shall pay the Employee, in addition to any other benefits due to the Employee hereunder, an amount equal to the number of weeks (or fraction thereof) of vacation time not so taken during such period multiplied by an amount equal to the result obtained by dividing (x) the then base salary in effect on the Termination Date (as defined in Section 8(e) hereof) by (y) 52.

     8. TERMINATION.

          (a) Early Termination by Corporation for Cause. During the term of this Agreement, the Employee's employment may be terminated by the Corporation for Cause (as defined herein) only by the affirmative vote of 100% of all of the members of the Board of Directors of the Corporation then holding office (without counting any vote of the Employee whose services are sought to be terminated, if the Employee is then a member of the Board of Directors) on 30 days prior written notice by means of a Notice of Termination, and an opportunity for the Employee, accompanied by counsel of his choice, to address the full Board of Directors, that one of the following conditions exists or one of the following events has occurred (each of which is defined as "Cause"):

               (i) Wrongful act or acts on the part of the Employee which caused material damage to the Corporation;

               (ii) The  conviction  of the Employee for a felony  involving the
                    Corporation or moral turpitude;

               (iii)The  refusal  by the  Employee,  continued  for at  least 90 days, to perform such employment duties as may reasonably be delegated or assigned to him under this Agreement, consistent with his executive position, by the Board of Directors of the Corporation;

               (iv) Willful  and  unexcused  neglect  by  the  Employee  of  his employment duties under this Agreement, continued for at least 90 days; or

               (v) Any other material breach by the Employee of the provisions of this Agreement. Subject only to a final determination by an arbitrator made pursuant to the provisions of Section 11 of this Agreement, the Board of Directors' determination, in good faith, in writing that cause exists for termination of the Employee's employment shall be binding and conclusive for all purposes under this Agreement. Upon such determination by the Board of Directors, the Employee's compensation pursuant to Section 3 hereof and all other benefits provided hereunder shall terminate on the Termination Date, except that the Employee shall be entitled to be paid severance pay equal to his then base compensation for a period of three months thereafter. In the event that the Employee desires to take any matter with respect to such determination to arbitration, he must commence an arbitration proceeding within 30 days after receipt of written notice of the Board of Directors' determination. If the Employee fails to take such action within such period, he will be deemed conclusively to have waived his right to arbitration of the termination of his employment hereunder.

          (b) Termination by Employee. In the event that the Corporation shall default in the performance of any of its obligations under this Agreement in any material respect (other than by reason of its financial inability to make payments as determined by the Board of Directors of the Corporation in writing), and shall not cure such default within 10 days of receipt by the Corporation of written notice of such default from the Employee, the Employee may terminate this Agreement by delivery of a Notice of Termination. Upon any termination pursuant to the provisions of this Section 8(b), the Employee shall be entitled to receive, as liquidated damages and not as a penalty, one year's payments which would have been made to the Employee on account of his base salary in effect at the date of the delivery of a Notice of Termination. Upon fulfillment of the conditions set forth in
               Section 8(b) hereof and subject to Section 8(f) hereof, all rights and obligations of the parties under this Agreement shall thereupon be terminated. The Employee shall have no obligation to mitigate damages, and amounts payable pursuant to the provisions of this Section 8(b) shall not be reduced on account of any income earned by the Employee from other employment or other sources.

          (c) Termination by Reason of Disability. In the event that Employee shall be prevented from rendering all of the services or performing all of his duties hereunder by reason of illness, injury or incapacity (whether physical or mental) for a period of six consecutive months, determined by an independent physician selected by the Board of Directors of the Corporation, the Corporation shall have the right to terminate this Agreement, by giving 10 days prior written notice to the Employee, provided that the Corporation shall continue to pay his then base compensation for a period of 12 months thereafter (exclusive of any benefit under the Restricted Stock Award). Until terminated in the manner set forth in this Section 8(c), the Employee shall be entitled to receive his full compensation and benefits provided hereunder through the Termination Date. Any payments to the Employee under any disability insurance or plan maintained by the Corporation shall be applied against and shall reduce the amount of the base compensation payable by the Corporation under this Section 8(c).

          (d) Termination by Reason of Death. In the event that the Employee shall die during the term of this Agreement, this Agreement shall terminate upon such death. The death benefit payable to the Employee under this Agreement (exclusive of any benefit under the Restricted Stock Award) shall be the life insurance benefits provided to the Employee, if any.

          (e)  Certain Definitions.

               (i) Any termination of the Employee's employment by the Corporation or by the Employee shall be communicated by a Notice of Termination to the other party hereto. For purposes hereof, a "Notice of Termination" shall mean a notice which shall state the specific reasons, and shall set forth in reasonable detail the facts and circumstances, for such termination.

               (ii) "Termination  Date"  shall  mean the date  specified  in the
                    Notice  of   Termination  as  the  last  day  of  Employee's
                    employment by the Corporation.

          (f) Continued Maintenance of Benefit Plans in Certain Cases. Notwithstanding anything contained in this Agreement to the contrary, if the Employee's employment is terminated pursuant to Sections 8(b) or 8(c) hereof, the Corporation shall maintain in full force and effect, for the continued benefit of the Employee for the number of years (including partial years) remaining in the term of employment hereunder, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the Termination Date, provided that the Employee's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Employee's participation in any such plan or program is barred, the Corporation shall have no obligation to provide any substitute benefits for the Employee.

     9. CONFIDENTIALITY.

          (a) During the term of this Agreement, and for a period of two years thereafter, the Employee shall not, without the prior written consent of the Board of Directors of the Corporation, disclose to any person, other than an employee of the Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee of his duties hereunder, any of the Corporation's confidential information obtained by the Employee during the term of this Agreement, including, without limitation, trade secrets, products, designs, customers or methods of distribution.

          (b) The obligations of confidentiality contained in this Section shall not extend to any matter which is in or becomes part of the public domain otherwise than by reason of a breach by the Employee of his obligations of confidentiality hereunder or which is disclosed by the Employee pursuant to an order of a governmental body or court of competent jurisdiction or as required pursuant to a legal proceeding in which the Employee or the Corporation is a party.

     10. CERTAIN REMEDIES IN EVENT OF BREACH. In the event that the Employee commits a breach, or threatens to commit a breach, of any of the restrictions on confidentiality contained in Section 9 of this Agreement, the Corporation shall have the following rights and remedies:

          (a) to obtain an injunction restraining any violation or threatened violation of the provisions of Section 9 or any other appropriate decree of specific performance by any court having equity jurisdiction, it being acknowledged and agreed by the Employee that the services rendered, and to be rendered to the Corporation by him as an Employee, are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Corporation and that money damages will not provide an adequate remedy to the Corporation; and

          (b) to require the Employee to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively the "Benefits") derived or received by the Employee as the result of any transactions constituting a breach of any of the provisions of
               Section 9, and the Employee hereby agrees to account for and pay over the Benefits to the Corporation.

     Each of the rights and remedies enumerated in this Section 10 shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation at law or in equity.

     11. ARBITRATION.

          (a) Selection of Arbitrators. In the event of any disagreement or controversy arising out of or relating to this Agreement, such controversy or disagreement shall be settled by three arbitrators in the City of New York in accordance with the rules of the
               American Arbitration Association (the "AAA") in arbitrations administered by it (other than the AAA rules relating to the appointment of arbitrators), and any award granted in such arbitration shall finally determine such controversy or disagreement. The arbitrators for any of the arbitral proceedings referred to in the preceding sentence shall be chosen as follows:
               (x) one shall be chosen by the Employee, (y) one shall be chosen by the Board of Directors of the Corporation, and (z) one shall be chosen by the two arbitrators selected under Section 11(a)(x) and (y) hereof. The arbitrators to be chosen by the parties shall be chosen within 30 days after the service of a demand for arbitration on any party hereto. If the two arbitrators appointed above shall not agree to the appointment of the third arbitrator to be appointed as provided in Section 11(a)(z) within 15 days after their appointment, such arbitrator shall be chosen by the then President of the Association of the Bar of the City of New York, subject to challenge by any party only by reason of a conflict of interest.

          (b) Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement in connection with compelling or staying arbitration or enforcing any arbitral decision shall be brought in the courts of the State of New York in the City of New York or in the United States District Court for the Southern District of New York, and by the execution and delivery of this Agreement, each of the parties to this Agreement accepts for himself or itself the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. The parties agree that service of process will be deemed sufficient if made upon each party hereto at the address set forth herein.

     12. MISCELLANEOUS.


          (a) Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or by facsimile or (b) three days after mailing if mailed from within the continental United States by registered or certified mail, return receipt requested to the party entitled to receive the same, if to the Corporation, Global Gold Corporation, c/o Robert A. Garrison, 44 Lords Highway East, Weston, Connecticut 06883, facsimile number (203)-222-9037, with a copy to Law Offices of Stephen R. Field, 240 Madison Avenue, New York, New York 10016, Attn: Stephen R. Field, Esq., facsimile number (212)-681-0845; and if to the Employee, Mr. Van Z. Krikorian, 5 Frederick Court, Harrison, New York, facsimile number (914) 835-5080. Any party may change his or its address by giving notice to the other party stating his or its new address. Commencing on the 10th day after the giving of such notice, such newly designated address shall be such party's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

          (b) Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York determined without regard to conflicts of law principles.

          (c) Entire Agreement; Waiver of Breach. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof, and it may not be modified or amended in any manner other than as provided herein; and no waiver of any breach or condition of this Agreement shall be deemed to have occurred unless such waiver is in writing, signed by the party against whom enforcement is sought, and no waiver shall be claimed to be a waiver of any subsequent breach or condition of a like or different nature.

          (d) Binding Effect; Assignability. This Agreement and all the terms and provision hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and permitted assigns. This Agreement and the rights of the parties hereunder shall not be assigned except with the written consent of all parties hereto.

          (e) Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

          (f) Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

          (g) Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

          (h) Amendments. This Agreement may not be amended except in a writing signed by all of the parties hereto.

          (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of such signature pages executed by the parties to one copy of the Agreement; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.











                                          By: /s/ Robert A. Garrison
                                          --------------------------
                                          Robert A. Garrison, President and
                                          Chief Financial Officer

/s/ Van Z. Krikorian
--------------------
Van Z. Krikorian

                                                                       EXHIBIT A

                                    Global Gold Corporation
                                    734 Franklin Avenue, No. 333
                                    Garden City, New York 11530-4525

                                                              June 1, 2003

Mr. Van Z. Krikorian
5 Frederick Court
Harrison, New York  10528

                  Re:      Restricted Stock Award

Dear Mr. Krikorian:

     As an inducement for your rendering of services to the Company, we hereby grant you 900,000 shares of the Common Stock of the Company, evidenced by a certificate of shares of our common stock, $.001 par value per share (the "Shares"), subject to applicable securities law restrictions and the terms and conditions set forth herein:

     1. You shall be required to spend at least 60% of your business time (1,200 hours for each 12-month period) in connection with the responsibility assigned to you (or to be assigned to you) by the Board of Directors of the Company in promoting the business of the Company pursuant to your employment agreement with the Company.

     2. For the first seven-month period commencing with the date hereof within which you render the services provided herein, you shall become fully vested in 18.92% of the total Shares granted hereunder. For each six-month period thereafter commencing on January 1, 2004 through June 30, 2006, you shall become fully vested in 16.216% of the total Shares granted hereunder. Thus, if you complete 19 and 37 months of service as provided hereunder, you shall be 51.35% and 100% vested, respectively, in the Shares granted hereunder.

     3. In the event of your termination of your employment on or before the expiration of the initial seven-month period commencing with the date hereof or any subsequent six-month period thereafter during the 37-month period commencing with June 1, 2003 for any reason, you shall forfeit all right, title and interest in and to any of the Shares granted hereunder which have not become vested in you, without any payment by the Company therefore.

     4. (a) Any Shares granted hereunder are not transferable and cannot be assigned, pledged, hypothecated or disposed of in any way until they become vested, and may be transferred thereafter in accordance with applicable securities law restrictions. Any attempted transfer in violation of the Section shall be null and void.

     (b) Notwithstanding anything contained in this Agreement to the contrary, after you become vested in any of the Shares granted hereunder, no sale, transfer or pledge thereof may be effected without an effective registration statement or an opinion of counsel for the Company that such registration is not required under the Securities Act of 1933, as amended, and any applicable state securities laws.

     5. During the period commencing with the date hereof and prior to your forfeiture of any of the Shares granted hereunder, you shall have all right, title and interest in and to the Shares granted hereunder, including the right to vote the Shares and receive dividends or other distributions with respect thereto.

     6. You shall be solely responsible for any and all Federal, state and local income taxes arising out of your receipt of the Shares and your future sale of other disposition of them.


     7. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. All parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Federal or state court in the City of New York in the State of New York, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and
(iii) irrevocably submit to the exclusive jurisdiction of any Federal or state court in the City of New York in the State of New York, in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding at the addresses of the parties shown herein shall constitute personal service thereof.

     8. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

     9. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs and successors and, in the case of the Company, its assigns.

     10. This Agreement may not be amended except in a writing signed by all of the parties hereto.

     11. Nothing contained herein shall be construed to create an employment agreement between the Company and you or require the Company to employ or retain you under such a contract or otherwise.

     12. Notwithstanding anything contained this in Agreement to the contrary:

     (a) the Shares shall become fully vested upon the occurrence of a Change of Control (as defined in this Section 12), which shall occur upon

          (i) (x) the sale of all or substantially all of the Company's assets or (y) a merger (including a merger in which the Company is the surviving corporation) or consolidation of the Company with one or more corporations or entities, as a result of which in each such case the Company's voting securities outstanding immediately before such sale, merger or consolidation represent less than 50% of the combined voting power of voting securities of the Company or the surviving entity outstanding immediately after such sale, merger or consolidation; or

          (ii) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or persons acting in concert (other than Drury J. Gallagher, Robert A. Garrison, Van Z. Krikorian or any of their affiliates) become the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time), directly or indirectly, of the Company's securities representing more than 50% of the combined voting power of the Company's then outstanding securities, pursuant to a plan of such person or persons to acquire such a controlling interest in the Company, whether pursuant to a merger (including a merger in which the Company is the surviving corporation), an acquisition of securities or otherwise, except that this
     Section 12(a)(ii) shall not apply to any person who provides financing to the Company or any of their affiliates, pursuant to a private placement transaction or otherwise; and

     (b) a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.


     (c) the Shares shall become fully vested upon your death or upon your becoming disabled, which shall mean you shall have been unable to render all of your duties by reason of illness, injury or incapacity (whether physical or mental) for a period of six consecutive months, determined by an independent physician selected by the Board of Directors of the Company.

     13. In the event of any conflict between the terms of this Agreement and of the Amended and Restated Employment Agreement, the provisions contained in this Agreement shall control.

     If this letter accurately reflects our understanding, please sign the enclosed copy of this letter at the bottom and return it to us.



                                            Very truly yours,

                                            Global Gold Corporation

                                            By:/s/ Drury J. Gallagher
                                            -------------------------
                                            Drury J. Gallagher, Chairman and
                                            Chief Executive Officer

Agreed:

/s/ Van Z. Krikorian
--------------------
Van Z. Krikorian